Exhibit 10.33

BRIDGEPOINT EDUCATION, INC.
STOCK OWNERSHIP GUIDELINES
(Effective January 1, 2012, Amended May 14, 2013)

Objective	To create a linkage between stockholders, senior executives and the Board of Directors through a required level of stock ownership.

Covered Employees	Chief Executive Officer, Executive Vice Presidents, Senior Vice Presidents and non-employee members of the Board of Directors.

Stock Ownership Guidelines	It is expected that within five years of becoming subject to these guidelines that the covered employee shall achieve the appropriate stock ownership guideline, as set forth below:

•	Chief Executive Officer - A number of shares equal to the quotient of (1) an amount equal to six times base salary, divided by (2) the stock price at the date of calculation

•	Executive Vice Presidents - A number of shares equal to the quotient of (1) an amount equal to three times base salary, divided by (2) the stock price at the date of calculation

•	Senior Vice Presidents - A number of shares equal to the quotient of (1) an amount equal to two times base salary, divided by (2) the stock price at the date of calculation

•
Non-Employee Directors - A number of shares equal to the quotient of (1) an amount equal to three times the annual retainer for service on the Board of Directors (excluding retainers for committee or chair service), divided by (2) the stock price at the date of calculation

Initially, the date of calculation for Executives was November 30, 2011 and May 14, 2013 for the Board of Directors; thereafter, the date of calculation will be the date of annual equity awards or the date of a contemplated sale by a covered employee.

Shares and Equivalents	Covered employees and members of the Board of Directors may satisfy their ownership guidelines with:

•	Shares owned directly or indirectly by the covered employee’s spouse or minor children, or a trust controlled by the covered employee;

•	Deferred compensation payable in shares;

•	Share equivalents (vested and unvested restricted stock units, deferred compensation payable in stock); and

•	“In the money” exercisable stock options held directly or indirectly by the covered employee’s spouse or minor children, or a trust controlled by the covered employee.

Non-employee members of the Board of Directors may also satisfy their ownership guidelines with shares or other securities beneficially owned through their affiliates.

Compliance Assurance	Covered employees may not sell shares unless they will satisfy the appropriate ownership guidelines after the completion of the sale.